Exhibit 10.1

SECOND AMENDMENT

TO THE

TECHPRECISION CORPORATION

2016 EQUITY INCENTIVE PLAN

THIS AMENDMENT, to the TechPrecision Corporation 2016 Equity Incentive Plan (the “Plan”) shall be effective as of August 8, 2025.

W I T N E S S E T H:

WHEREAS, TechPrecision Corporation (the “Company”) established the Plan to enable the Company and its affiliate companies to recruit and retain highly qualified employees and to provide them with an incentive for productivity and to share in the grown and value of the Company;

WHEREAS, Section 10 of the Plan grants the Board of Directors of the Company (the “Board”) with the authority to amend the Plan; and

WHEREAS, the Board wishes to remove the Plan’s option repricing program.

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

1.	Effective as of August 8, 2025, Section 11 of the Plan is hereby deleted in its entirety and marked “Reserved.”

2.	In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, this Amendment is duly executed as of the date first written above.

TechPrecision Corporation

By:	/s/ Phillip E. Podgorski

Name:	Phillip E. Podgorski

Its:	Chief Financial Officer